Exhibit 10.7

Loan: 030289971

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT (“Second Amendment”) is made as of the 15th day of April, 2016 (“Closing Date”), by and between SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership (“Borrower”), TRS Subsidiary, LLC, a Delaware limited liability company (the “Operating Lessee”), and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2013-C7, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2013-C7 (“Noteholder”).

RECITALS

A. Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (“Original Lender”) extended credit and made a certain mortgage loan in the original principal amount of THIRTY MILLION SIX HUNDRED TWENTY TWO THOUSAND AND NO/100 DOLLARS ($30,622,000.00) to Borrower (the “Loan”) pursuant to that certain Loan Agreement dated as of November 2, 2012 executed by Borrower, Operating Lessee and Original Lender, as amended by First Amendment to Loan Agreement dated as of January 3, 2013 (as heretofore amended, the “Loan Agreement”) and evidenced by a Promissory Note in the amount of the Loan dated as of November 2, 2012, executed by Borrower payable to Original Lender (the “Note”).

B. Noteholder is the current owner holder of the Note, the Loan Agreement and the other documents executed by Borrower and others from time to time in connection with the Loan Agreement (the Note, the Loan Agreement and such other documents are collectively referred to as the “Loan Documents”).

C. Pursuant to the Loan Agreement, Borrower is entitled to request a release of one or more of the Individual Properties (as defined in the Loan Agreement), conditioned on the satisfaction of certain conditions enumerated in Section 2.6 therein.  Borrower and Lender have agreed to amend and clarify the provisions of Section 2.6 of the Loan Agreement.

TERMS

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Borrower and Noteholder agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

Exhibit 10.7

2. Recitals Incorporated. The Recitals to this Second Amendment are hereby incorporated into and made a part hereof as though fully set forth herein.
3. Amendments to Loan Agreement. The Loan Agreement is hereby amended by adding the following as subsection (x) to Section 2.6(a) of the Loan Agreement:

“(x) Commencing with the Monthly Payment Date occurring after a Partial Release and on each Monthly Payment Date thereafter for which a Partial Release occurred in the prior calendar month (each such Monthly Payment Date occurring after a Partial Release which occurred in the prior calendar month shall also be referred to as a “Monthly Debt Service Payment Amount Adjustment Date”), the Monthly Debt Service Payment Amount shall be adjusted to be a sum which would fully amortize the Loan based upon (i) a principal amount of the Loan equal to the unpaid principal amount of the Loan as of the Business Day immediately preceding the applicable Monthly Debt Service Payment Amount Adjustment Date, (ii) the Interest Rate, and (iii) an amortization period equal to two hundred sixteen (216) calendar months less the number of calendar months which have expired during the period commencing December 1, 2012 and ending on the Monthly Payment Date immediately preceding the applicable Monthly Debt Service Payment Amount Adjustment Date; provided, however, the first Monthly Debt Service Payment Amount Adjustment Date shall occur no earlier than May 1, 2016”.

4. Expenses of Noteholder. Borrower hereby agrees to pay Noteholder on demand all costs and expenses incurred by Noteholder in connection with the preparation, negotiation and execution of this Second Amendment and the other Loan Documents and/or other documents executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Noteholder's legal counsel.  Noteholder acknowledges receipt of a $1,000.00 legal fee retainer.

5. Counterparts.  This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  It is understood and agreed that photostatic or facsimile signatures of the original signatures of this Second Amendment, and/or photostatic or facsimile copies of this Second Amendment fully executed, shall be deemed an original for all purposes.

6. Headings.  The headings and subheadings contained in the titling of this Second Amendment and the schedules and exhibits hereto are intended to be used for convenience only and shall not be deemed to be part of, or affect the interpretation of, the provisions hereof or thereof.

7. Governing Law. The performance and construction of this Second Amendment shall be governed by the laws of the jurisdiction whose laws govern the Loan Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit 10.7

IN WITNESS WHEREOF, Borrower and Noteholder have caused this agreement to be signed and sealed the day and year first above written.

NOTEHOLDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR MORGAN STANLEY BANK OF AMERICA MERRILL LYNCH TRUST 2013-C7, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2013-C7

By:Midland Loan Services, a division of PNC Bank, National Association, its Master Servicer

By:/s/ Gregory L. McFarland

Name:  Gregory L. McFarland

Title:    Senior Vice President

Exhibit 10.7

BORROWER:

SOLOMONS BEACON INN LIMITED PARTNERSHIP, a Maryland limited partnership

By:SOLOMONS GP, LLC, a Delaware limited liability company, its general partner

By:/s/ Jeffrey W. Dougan

Name:  Jeffrey W. Dougan

Title:   Vice President

OPERATING LESSEE:

TRS SUBSIDIARY, LLC, a Delaware limited liability company

By:TRS LEASING, INC., a Virginia corporation, its sole member

By:/s/ Jeffrey W. Dougan

Name:  Jeffrey W. Dougan

Title:   Vice President

CONSENTED TO BY GUARANTOR;  GUARANTOR HEREBY CONFIRMS THAT THIS SECOND AMENDMENT SHALL NOT AFFECT GUARANTOR’S OBLIGATIONS AND LIABILITIES UNDER THE LOAN DOCUMENTS:

CONDOR HOSPITALITY TRUST, INC.,

a Maryland corporation, f/k/a/

SUPERTEL HOSPITALITY, INC.

By:/s/ Jeffrey W. Dougan

Name:  Jeffrey W. Dougan

Title:    Senior Vice President